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Exhibit 99.2

PURCHASE AND SALE AGREEMENT

        THIS PURCHASE AND SALE AGREEMENT (the "Agreement") is entered into and effective as of September 29, 2002 (the "Effective Date"), by and between I-Bus/Phoenix, Inc., a California corporation ("Seller"), and I-Bus Corporation, a California corporation ("Buyer").

R E C I T A L S

        WHEREAS, the Seller is in the business of, among other things, the design, manufacture and sale of applied computing systems and subsystems sold primarily to OEMs for integration into larger systems and conducts such operations in the U.S., U.K. and France (hereinafter, the "Computing Business"); and

        WHEREAS, senior management of the Computing Business (and who will continue as senior management) have over the last 30 days restructured the Computing Business to reduce personnel and facilities in the U.S. and in Europe and to focus on selected key customers, all for the purpose of configuring the Computing Business acceptable to the Buyer to complete the transactions contemplated by this Agreement; and

        WHEREAS, Buyer is acquiring the assets and properties of the Computing Business from Seller and concurrently with this Agreement, is issuing on this Effective Date to Seller an 8% Senior Subordinated Note in the face amount of $7 million, a warrant for the purchase of up to 19.9% of the common stock of Buyer and, as set forth under Section 9 below, a possible contingent purchase price payment, all in consideration for the transfer of such assets and properties; and

        WHEREAS, the parties desire to reflect in this Agreement the formal transfer and assignment of said assets and properties from Seller to Buyer and the formal assumption by Buyer of certain liabilities and obligations of Seller relating to the Computing Business.

A G R E E M E N T

        NOW, THEREFORE, in consideration of the issuance by Buyer to Seller of the 8% Senior Subordinated Note and the warrant referred to above and the terms and conditions of this Agreement, the parties hereto agree as follows:

        1.    Purchase and Sale of Assets.    Seller does hereby sell, transfer, convey, assign and deliver to Buyer, free and clear of any and all liens, pledges, claims, security interests or encumbrances, of any kind, and Buyer does hereby purchase, acquire and accept from Seller all of Seller's right, title and interest in and to the following assets and properties of the Computing Business, as follows:

        European Computing Business:

          (a)  All outstanding shares of the capital stock of (i) I-Bus/Phoenix (UK) Limited, which owns 100% of the capital stock of I-Bus/(UK) Limited (Tangmere operation), I-Bus Manufacturing (UK) Limited (Uckfield), (ii) of Calphobytax Limited (Portwell operation), and (iii) I-Bus/Phoenix France SA owned by Seller or any direct or indirect subsidiary of Seller. Buyer hereby contributes all shares of capital stock of I-Bus/Phoenix France SA and Calphobytax Limited (and will take such actions to formalize such contribution) to I-Bus/Phoenix (UK) Limited as additional paid in equity capital of I-Bus/Phoenix (UK) Limited by Buyer;

        North America Computing Business:

          (b)  The equipment, computer hardware and software, fixed assets, spare parts and supplies located in North America and owned by Seller that are used in engineering research and development of the Computing Business to be identified and mutually agreed by Buyer and Seller for reasonable use by Buyer;

          (c)  Those customer and vendor purchase or sales orders and other agreements (including any purchase order obligations to Continuous Computing), licenses and contracts specifically identified and listed on Schedule 1.1(c) hereto (all such agreements, leases, license and contracts, together with the Development Contracts described in clause (d) below, being referred to herein as the "Contracts"), to which Seller is a party and any rights associated therewith (such as rights to use customer furnished property) or deposits or other prepayments made by Seller thereunder;

          (d)  All rights in and to third party product development agreements and relationships of the Computing Business, confidential or proprietary information of such third party, and all licenses to use code incorporated therein, and all associated development contracts, licenses and maintenance agreements (collectively, the "Development Contracts"), listed or described on Schedule 1.1(d) hereto;

          (e)  All inventories of finished goods, work in progress and (except for parts to support the warranty obligation retained by seller with respect to Siemens Electrocom for the U.S. Postal Service ICS and FCS programs) raw materials relating to the Computing Business and listed on Schedule 1.1(e) hereto with respect to which representatives from I-Bus/Phoenix (UK) Limited specifically select and identify for transfer to the UK (collectively, the "Inventory"), which Inventory Buyer hereby contributes and directs the transfer to I-Bus/Phoenix (UK) Limited as additional paid in equity capital of such entity by Buyer. All inventory listed on Schedule 1.1 (e) that is not selected and identified for transfer to the UK will remain owned by seller for sale or disposition for Seller's accounts;

          (f)    All inventory, machinery, equipment, computer hardware and software, fixed assets, facility leasehold, spare parts, supplies and furniture owned by Seller, used in the Computing Business and located at Seller's Gateworks facility on 7631 Morro Road, Atascadero, California, whether or not listed on Schedules 1.1(b) or (e) hereto;

          (g)  All trademarks, trade names and patents (and applications with respect thereto) listed on Schedule 1.1(g) and Schedule 7 hereto and trade secrets, engineering designs and prototypes, proprietary technology and other intellectual property used solely in connection with the Computing Business, including without limitation the name "I-Bus" and the Internet domain name "I-Bus.com";

          (h)  All client lists, supplier lists, sales files, business development information, databases, price lists and pricing records and schedules, sales literature and technical literature, to the extent the same expressly relates to the Computing Business (provided that Seller may retain a copy for its records); and

          (i)    Loan obligations owed to Seller by employees Mien Shih and Johni Chan of Seller hired by Buyer in connection with the transactions contemplated under this Agreement; and all liabilities and obligations for accrued vacation and sick time through the Effective Date for employees of Seller hired by Buyer; and

          (j)    The non-compete obligations of the former owners of Gateworks Corporation to the Computing Business as set forth under the Non Competition Agreements dated September 13, 2000 between Seller and each of Gordon Edmonds, Ronald Einsworth and Doug Hollingsworth which agreements permit this assignment as part of any sale of the Computing Business.

          Seller and Buyer agree to cooperate in securing any legally required third party consents to the assignment or novation, as applicable, of the Contracts as soon as practicable. Until such consents are obtained, the Contracts shall be performed by Buyer as a subcontractor to Seller under the same terms and conditions as apply to the particular Contract, with the intended result that Buyer take responsibility for the burdens under such Contracts and enjoy the benefits of such Contracts. Buyer shall indemnify Seller against liability arising from Buyer's performance of such Contracts during such period.

        2.    Assumption of Liabilities.    Buyer does hereby assume and agree to pay, perform or otherwise satisfy the following liabilities and obligations of Seller relating to the Computing Business:

          (a)  All liabilities and obligations of Seller under the Contracts listed on Schedules 1.1(c) and (d) to the extent not paid, performed or otherwise satisfied by Seller prior to the date of this Agreement; and

          (b)  Accrued vacation and sick pay liabilities of Seller relating to those US employees of Seller hired by Buyer in connection with the transactions contemplated under this Agreement; and

          (c)  Product warranty obligations of Seller relating to all products sold prior to the date hereof in the Computing Business related to any customers that Buyer and its subsidiaries pursue or continue after the Effective Date other than Siemens Electrocom for products sold to the US Postal Service ICS and FCS programs.

        3.    European Identified Restructure Expenses.    Seller and I-Bus/Phoenix (UK) Limited have identified employees of I-Bus/Phoenix (UK) Limited, I-Bus (UK) Limited, I-Bus Manufacturing (UK) Limited and I-Bus/Phoenix France SA whose employment will be terminated within the next 60 days. Seller and I-Bus/Phoenix (UK) Limited also have identified facility and equipment lease obligations and real estate taxes that will be due and payable by I-Bus Manufacturing (UK) Limited. These severance (including social tax) and other obligations collectively are referred to as the "Identified Restructure Expenses." Seller already has advance $150,000 to I-Bus/Phoenix (UK) Limited to be applied to payment of the Identified Restructure Expenses. Seller hereby agrees to pay to I-Bus/Phoenix (UK) Limited the amount of the remaining Identified Restructure Expenses as such expenses become due and payable. I-Bus/Phoenix (UK) Limited will provide invoices and detailed back up information satisfactory to Seller for such expenses as incurred and Seller will pay such verified amounts to I-Bus/Phoenix (UK) Limited with respect to the Identified Restructure Expenses.

        4.    Transfer and Capitalization of Indebtedness.    In partial consideration of the purchase price paid by Buyer for the Computing Business, Seller hereby transfers to Buyer $2,872,334 of inter-company indebtedness as of the Effective Date hereof for money borrowed from Seller by the European subsidiaries of Seller that comprise part of the Computing Business. Buyer hereby contributes such indebtedness to I-Bus/Phoenix (UK) Limited as additional paid in equity capital of such entity by Buyer.

        5.    Accounts Receivable.    Buyer is not purchasing accounts receivable of the Seller under this Agreement related to the Computing Business located in North America, and the parties agree to cooperate in the collection of accounts receivable existing on the date hereof and created thereafter. Buyer agrees to promptly remit to Seller any payments received with respect to such accounts receivable, and Seller shall likewise remit promptly to Buyer any payments received by Seller attributable to accounts receivable of the Computing Business created after the date hereof.

        6.    Further Assurance.    The parties agree to cooperate with each other as reasonably requested to confirm the transactions effected under this Agreement. In particular, Seller agrees to execute such additional instruments and take such further action as Buyer reasonably requests to carry out and confirm the sale and assignment of assets provided for hereunder and to confirm in Buyer good title to such assets. Likewise, Buyer agrees to execute such additional instruments and take such further action as Seller may reasonably request to carry out and confirm the assumption by Buyer of certain liabilities and obligations hereunder.

        7.    Grant Back Patent License.    Buyer hereby grants to Seller a non-exclusive, worldwide, fully paid-up right and license with right to sublicense under the patents and patent applications listed on Schedule 7 to design, manufacture, have manufactured, use and sell power modules and other power products covered by such patents and patent applications. Such license shall be for a term extending to the expiration of the last to expire of such patents or patent applications. Notwithstanding anything to the contrary under this Agreement, in the event that Buyer fails to prosecute and maintain the patents and patent applications set forth on Schedule 7, Buyer hereby agrees to transfer back to Seller ownership of such patents and patent applications.

        8.    Post-Closing Supports of Seller to Buyer and Buyer's Subsidiaries.

          (a)  As promptly as practical after the Effective Date, Seller will transfer to I-Bus/Phoenix (UK) Limited $200,000 in cash to enhance the initial cash position of Buyer and its subsidiaries. Such cash payment is part of the consideration of the purchase price paid by Buyer for the Computing Business.

          (b)  Seller agrees to make available to Buyer's U.K. subsidiary (now known as I-Bus/Phoenix (UK) Limited) a working capital loan in the event (and only to the extent) that the existing cash held by Buyer and its subsidiaries plus the working capital credit facility in the U.K. is inadequate. Any working capital loan from Seller pursuant to this Section 8 will be used solely for working capital purposes in the ordinary course of business and will be subject to certification from I-Bus/Phoenix (UK) Limited to Seller as to (i) the amount of cash on hand by Buyer and all of its subsidiaries, (ii) the amount of available credit to the Computing Business under any working capital facility, (iii) the amount of payables past due for which a working capital loan is being requested from Seller. Subject to verification by Seller of the amount needed by I-Bus/Phoenix (UK) Limited on behalf of Buyer and all of its subsidiaries and only to the extent needed, Seller hereby agrees, upon request by Buyer, during the 360-day period following the Effective Date hereof, to loan (in one or more loans) up to a total not to exceed $300,000 directly to such U.K. subsidiary. Each such loan will bear interest at the rate of 5% per annum. Repayment will be guaranteed by Buyer and all other subsidiaries of the Buyer and, as may be requested by Seller, secured by a lien on assets of Buyer and its subsidiaries, subordinate only to any third party working capital credit facility. Buyer hereby agrees to cause I-Bus/Phoenix (UK) Limited and its subsidiaries at all times to apply all cash and cash from available working capital credit facilities (to the extent not needed for immediate working capital purposes of Buyer and its subsidiaries) to repayment of any outstanding loans from Seller.

          (c)  In addition to the working capital facility from Seller to I-Bus/Phoenix (UK) Limited referred to under paragraph (b) above, Seller agrees to provide up to $80,000 of credit on factored receivables of Buyer and its subsidiaries (bearing 5% interest on an annual basis) until such time as I-Bus/Phoenix (UK) Limited and/or its subsidiaries are able to secure a factored-receivables based working capital credit facility from another party.

          (d)  For a period not to exceed 30 days from the Effective Date hereof, Seller will assist Buyer to transfer and transition (i) the production of computing systems previously made in San Diego, U.S. to Buyer's production facility located in Tangmere, UK; (ii) North American customers to Buyer's designated personnel in the U.S. or in Europe so that such customers can be supported by the U.S. or European operations of the Buyer; and (iii) the engineering lab equipment, product demonstration units to such places as requested by Buyer. In connection with such transfer and transition activities, Buyer and Seller will designate teams to compile and execute action items per agreed upon schedules.

          (e)  For a period not to exceed 90 days from the Effective Date hereof, Seller will continue to provide Buyer and its subsidiaries with information network support and to work with Buyer to transition such network support to Buyer's facility in Tangmere, UK.

          (f)    Seller will assist Buyer to effect the recording of ownership by Buyer of 100% of the capital stock of I-Bus/Phoenix (UK) Limited, and in connection therewith the transfer and recording of ownership of 100% of the capital stock of I-Bus/Phoenix France SA from Seller to I-Bus/Phoenix (UK) Limited. The result will be that Buyer owns 100% of the capital stock of I-Bus/Phoenix (UK) Limited, which in turn owns 100% of the capital stock of I-Bus/Phoenix France SA, I-Bus Manufacturing (UK) Limited (Uckfield), I-Bus (UK) Limited and Calphobytax (Portwell operation).

          (g)  Seller will pay the reasonable accounting fees of Ernst & Young for their services related to the UK-required statutory audit of I-Bus/Phoenix (UK) Limited for calendar year 2001.

        9.    Contingent Purchase Price Payment.    If prior to the cash repayment in full of the entire principal amount plus all accrued and unpaid interest under the 8% Senior Subordinated Note issued by Buyer to Seller in connection with the purchase and sale of the Computing Business under this Agreement, Buyer or Buyer's shareholders engages in a corporate transaction that has the effect of accelerating the repayment obligation under such 8% Senior Subordinated Note, then Buyer hereby agrees to pay Seller an additional amount equal to $1 million in cash at the time of, and as a part of, the closing of such corporate transaction. Notwithstanding the foregoing, if the Computing Business is sold by Buyer to a third party purchaser prior to March 30, 2004 and, in connection with such transaction, the 8% Senior Subordinated Note is satisfied and paid in full either (i) in cash or (ii) as may be agreed in writing by Seller in its sole and absolute discretion, in capital stock and/or debt securities of such third party purchaser, then the $1 million contingent purchase price payment under this Section 9 will not apply and will be extinguished.

        10.    Entire Agreement; Modifications; Waiver.    This Agreement and the agreements ancillary hereto supersede any and all agreements heretofore made, written or oral, relating to the subject matter hereof, and constitute the entire agreement of the parties relating to the subject matter hereof. This Agreement may be amended only by an instrument in writing signed by Buyer and Seller. No waiver shall be binding unless executed in writing by the party making such waiver.

        11.    Severability.    If any clause or provision of this Agreement shall be held invalid or unenforceable by the final determination of a court of competent jurisdiction, and all appeals therefrom shall have failed or the time for such appeals shall have expired, such clause or provision shall be deemed eliminated from this Agreement but the remaining provisions shall nevertheless be given full force and effect.

        12.    Successors and Assigns.    This Agreement shall be binding upon and inure to the benefit of each of the parties hereto, and their respective successors and assigns.

        13.    Counterparts.    This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

        14.    Governing Law.    This Agreement shall be construed and interpreted in accordance with the internal substantive laws of the State of California.

        15.    Notices.    All notices required or desired to be given hereunder shall be given in writing and signed by the party so giving notice, and shall be effective when personally delivered, one business day after transmission if sent by facsimile and appropriate confirmation is received, or five (5) days after being deposited in the United States mail, as certified or registered mail, return receipt requested, first class postage and fees prepaid, addressed as set forth below. Any party from time to time may change such party's address for giving notice by giving notice thereof in the manner outlined above:

If to Buyer:
c/o I-Bus Corporation Unit 6, Chichester Business Park City Fields Way Tangmere, West Sussex UK P020 2LB
Attention:	John Weller
Facsimile:	44 (0) 1243 756301
c/o Johni Chan PO Box 116 Rancho Santa Fe, CA 92067
Attention:	Johni Chan
Facsimile:	(858) 759-5638
If to the Seller:
I-Bus/Phoenix, Inc. c/o Maxwell Technologies, Inc. 9244 Balboa Avenue San Diego, CA 92123
Attention:	Carl Eibl Jim Baumker Don Roberts
Facsimile:	(858) 277-6754

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

I-Bus Corporation
By:	/s/ JOHNI CHAN
	Name:	Johni Chan
Title:
I-BUS/PHOENIX, INC.
By:	/s/ CARLTON J. EIBL
	Name:	C J Eibl
	Title:	CEO

List of Schedules

1.1(c)	Contracts
1.1(d)	Development Agreements
1.1(e)	Inventory
1.1(f)	Trademarks, Trade Names, Patents
7	Licensed Patents

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PURCHASE AND SALE AGREEMENT